EXHIBIT 4.1

                    (FORM OF STOCK CERTIFICATE - FRONT SIDE)


NUMBER                                                                    SHARES

                                                             CUSIP
                                                             See reverse for
COMMON STOCK                                                 certain definitions

                              ROYAL FINANCIAL, INC.

                     INCORPORATED UNDER THE LAWS OF DELAWARE

         This certifies that ___________________________________ is the registered holder of _________________ fully paid and non-assessable shares of the Common Stock, par value $.01 per share, of Royal Financial, Inc., Chicago, Illinois (the "Corporation"), incorporated under the laws of the State of Delaware. The shares evidenced by this Certificate are transferable only on the books of the Corporation by the holder hereof, in person or by a duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any and all amendments thereto. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT FEDERALLY INSURED OR GUARANTEED. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.


Dated:


----------------------------(Seal)             ---------------------------------
Secretary                                      By:
                                                  ------------------------------
                                               Its:
                                                   -----------------------------

                     (FORM OF STOCK CERTIFICATE - BACK SIDE)

         The Corporation is authorized to issue more than one class of stock, including a class of preferred stock which may be issued in one or more series. The Corporation will furnish to any stockholder, upon written request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights, preferences and limitations between the shares of each series so far as the rights, preferences and limitations have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights, preferences and limitations of subsequent series. The Certificate of Incorporation of the Corporation includes a provision which generally prohibits any person (including an individual, company or group acting in concert) from directly or indirectly offering to acquire or acquiring the beneficial ownership of more than 10% of any class of equity securities of the Corporation. In the event that stock is acquired in violation of this 10% limitation, the excess shares will no longer be counted in determining the total number of outstanding shares for purposes of any matter involving stockholder action and the Board of Directors of the Corporation may cause such excess shares to be transferred to an independent trustee for sale in the open market or otherwise, with the expenses of such sale to be paid out of the proceeds of the sale.

         The Certificate of Incorporation of the Corporation contains provisions that the affirmative vote of at least 80% of the Voting Shares (as defined) may be required to approve certain business combinations and other actions.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM    --    as tenants in common
         TEN ENT    --    as tenants by the entireties
         JT TEN     --    as joint tenants with right of survivorship and not
                          as tenants in common

         UNIF GIFT MIN ACT -- ___________ Custodian ______________________ under
                                 (Cust)                    (Minor)

         Uniform Gifts to Minors Act ___________________________________________
                                                      (State)

         Additional abbreviations may also be used though not in the above list.

         For value received, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

.................................................................................
.................................................................................


.................................................................................
(Please print or typewrite name and address including postal zip code of assignee)


.................................................................................
.................................................................................
............................................................ __________ shares of
Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint _______________ as Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.


Dated _______________ __, ____


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature


         NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Certificate in every particular, without alteration or enlargement, or any change whatever. The signature(s) should be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union) with membership in an approved signature medallion program, pursuant to S.E.C. Rule 17Ad-15.